Electronic Articles of Incorporation
For

P06000094060
FILED
July 17, 2006
Sec. Of State
shawkes

ANASAZI CAPITAL CORP.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

ANASAZI CAPITAL CORP.

Article II

The principal place of business address:

926 MICHIGAN AVENUE
8
MIAMI BEACH, FL. US 33139

The mailing address of the corporation is:

926 MICHIGAN AVENUE
8
MIAMI BEACH, FL. US 33139

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100000000

Article V

The name and Florida street address of the registered agent is:

MICHAEL H HOFFMAN
926 MICHIGAN AVENUE
8
MIAMI BEACH, FL. 33139

I certify that I am familiar with and accept the responsibilities of registered agent.

P06000094060
FILED
July 17, 2006
Sec. Of State
shawkes

Registered Agent Signature: MICHAEL H HOFFMAN

Article VI

The name and address of the incorporator is:

MICHAEL H HOFFMAN ESQ
926 MICHIGAN AVENUE
8
MIAMI BEACH, FLORIDA 33139

Incorporator Signature: MICHAEL H HOFFMAN

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P, D
OLIVIA RUIZ
926 MICHIGAN AVENUE, NO. 8
MIAMI BEACH, FL. 33139 US